Exhibit 99

BMC Software Announces Fiscal 2009 Second Quarter Results

  Company raises full-year non-GAAP EPS guidance
  Non-GAAP diluted EPS of $0.56, up 19 percent from year ago period
  Total revenue increased 11 percent, total bookings increased 20 percent
  ESM license bookings up 42 percent, MSM continues strong performance
  Non-GAAP operating margin was 32 percent
  Strong balance sheet: $1 billion in cash and investments

HOUSTON--(BUSINESS WIRE)--October 30, 2008--BMC Software (NYSE:BMC) today announced that its fiscal 2009 second quarter revenue increased 11 percent to $467 million, representing growth across all major geographies.

The Company’s GAAP net earnings for the quarter were $70 million, or $0.36 per diluted share, versus $77 million and $0.38 per diluted share in the year-ago period. The decrease in GAAP net earnings was primarily attributable to a decline in other non-operating income and an increase in intangible asset amortization resulting from the acquisition of BladeLogic.

Non-GAAP net earnings for the fiscal second quarter, which exclude special items, were $108 million, or $0.56 per diluted share, compared to $96 million, or $0.47 per diluted share, in the year-ago period. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“BMC Software had a strong second quarter despite the continuing macroeconomic uncertainty,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “Our performance reflects the real and tangible value that customers see in our Business Service Management solutions. These benefits, which were very attractive in a good economic environment, are just as compelling in a difficult one. We continue to win deal after deal in a highly competitive market, a fact that clearly suggests that many customers see BMC as their best and safest choice for enterprise management software. We believe the market opportunity for BSM is large and growing, and we will continue to strengthen our leadership position.”

In addition, the Company posted the following key results:

  Total bookings on a trailing 12-month basis were $1.9 billion, up 6 percent year over year, with a weighted contract length of 2.1 years versus 2.4 years in the year-ago period
  License revenue was $176 million, an increase of 16 percent compared to the year-ago quarter
  Non-GAAP operating expenses were $318 million, a 5 percent increase on a year-over-year basis
  In the fiscal second quarter, non-GAAP operating income increased by 25 percent, from $119 million to $149 million. GAAP operating income was $106 million versus $91 million in the year-ago period, an increase of 15 percent
  The Company ended the second quarter with a total of $1.76 billion in deferred revenue

During the second fiscal quarter, BMC continued its stock repurchase activities, spending $100 million to repurchase 3.1 million outstanding shares. As of September 30, 2008, the Company has $475 million remaining under the existing share repurchase authorization.

Steve Solcher, BMC’s chief financial officer, said: “We are pleased with our performance in the second quarter as both business units continued to demonstrate positive trends in many of their key metrics. Business fundamentals remain encouraging. Our business model is positively influenced by a large recurring stream of license and maintenance revenue which should position us well in today’s environment. Given current market conditions we are keeping close tabs on our key management metrics, such as pipeline, close rates, days sales outstanding, financing activity, expense structure and pricing trends.”

Fiscal 2009 Guidance

Given BMC’s strong performance in the first half of the year, the Company raised its expectation for full year non-GAAP earnings per share. It now expects non-GAAP earnings per share in the range of $2.15 to $2.25 with a seasonal pattern similar to prior years.

While the Company is optimistic about its business and pleased with its second quarter performance, it now faces currency headwinds because of the recent rapid strengthening of the US dollar. The Company also recognizes the impact that current global economic conditions and the credit crunch may have on IT spending.

As a result, the Company now expects total bookings in 2009 to increase in the mid single digits and total revenue growth in the high single digits. The Company also now expects cash flow from operations to be between $600 million and $650 million, seasonally skewed to the second half of the fiscal year.

Non-GAAP EPS excludes an estimated 95 cents of special items including expenses related to the amortization of intangibles; in-process research and development associated with the acquisition of BladeLogic; share-based compensation; and restructuring activity.

The Company reiterated its assumptions for fiscal year 2009:

  A license bookings ratable rate slightly higher than last year
  A continued improvement in non-GAAP operating margin
  Other income that reflects the current interest rate environment
  A non-GAAP effective tax rate of 30 percent

Management Update

In other news, BMC’s board of directors voted to expand Bob Beauchamp’s role, giving the chief executive officer the additional appointment as the Company’s new chairman of the board, with long-time chairman Garland Cupp stepping into the position of presiding director.

“On behalf of the BMC board of directors, I want to congratulate Bob on his selection as chairman of the board, and to thank him for accepting this important role,” Cupp said. “Bob’s leadership contribution at BMC has been extraordinary over the past eight years. I’m very pleased that the board has recognized his talent and integrity at this very important time.”

Conference Call

A conference call to discuss second quarter fiscal 2009 results is scheduled for today, October 30, 2008 at 4:00 pm Central Time. Those interested in participating may call (913) 312-0643 and use the pass code BMC. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the company's website at www.bmc.com/investors. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include the following non-GAAP financial measures: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted net earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude the amortization of intangible assets, charges related to in-process research and development, share-based compensation expenses and restructuring charges, as well as the related tax impacts on these items. Each of the adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the Board of Directors do not consider part of operating results when assessing the performance of the organization and measuring the results of the Company’s performance. In addition, we have historically reported similar non-GAAP financial measures. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. BMC Management and the Board of Directors use these non-GAAP financial measures to evaluate the Company’s performance and for forecasting purposes, as well as the allocation of future capital investments, and they are key variables in determining management incentive compensation. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, charges related to in-process research and development, share-based compensation expenses and restructuring charges that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

• Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business during the applicable time period after the acquisition, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

• In-process research and development charges. Our non-GAAP financial measures exclude in-process research and development charges. These amounts represent the estimated fair value of core research and development projects that were incomplete as of the respective dates of acquisition and had neither reached technological feasibility nor been determined to have alternative future uses pending achievement of technological feasibility upon further development. Such amounts are required to be expensed by us as of the date of the respective acquisition. Because the costs are fixed at the time of acquisition and are not subject to management influence, management does not consider the costs in evaluating the performance of the Company and its business units nor when it allocates resources among the business units. We believe excluding these items is useful to investors because it facilitates comparisons to our historical operating results without being affected by our acquisition history and the results of other companies in our industry, which have their own unique acquisition histories.

• Share-based compensation expenses. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by Statement of Financial Accounting Standards No 123 (Revised 2004), “Share-based Payment” (SFAS 123(R)) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to FAS 123(R) equity expense because it enables comparability with prior period information. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

• Restructuring charges. Our non-GAAP financial measures exclude exit costs and related charges, primarily consisting of severance costs and lease abandonment costs, and any subsequent changes in estimates related to exit activities as they relate to our restructurings, which involved significant layoffs. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude restructuring costs, because our operational managers are evaluated based on the operating expenses exclusive of restructuring charges and including the restructuring charges would hinder investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams. Additionally, management uses the non-GAAP measures to assist in its determinations regarding the allocation of resources, such as capital investment, among the Company’s business units and as part of its forecasting and budgeting.

About BMC Software

BMC Software is a leading global provider of enterprise management solutions that empower companies to automate their IT and prove its business value. Delivering Business Service Management and Service Automation, BMC solutions span enterprise systems, applications, databases and service management. For the four fiscal quarters ended September 30, 2008, BMC revenue was approximately $1.83 billion. For more information, visit www.bmc.com.

This news release and other related public statements we make contain both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) the adoption rate for BSM may be slower than we expect and customers may not increase their purchases of our products if they do not adopt a BSM strategy; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) our expectations for revenue and earnings are based on an assumption of the percentage of license revenue which will be recognized upfront versus deferred; if our actual results do not match our assumption, our recognized revenue and resultant earnings could fall short of expectations; 7) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; and 8) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at www.bmc.com/investors. We undertake no obligation to update information contained in this release.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © 2008 BMC Software, Inc.

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended September 30,		Incr/(Decr) Percentage
	2007	2008	Change

	(In millions, except
	per share data)

Revenue:
License	$150.9	$175.5	16.3%
Maintenance	241.2	255.5	5.9%
Professional services	28.6	35.7	24.8%
Total revenue	420.7	466.7	10.9%

Cost of license revenue	24.7	29.5	19.4%
Cost of maintenance revenue	39.7	46.6	17.4%
Cost of professional services revenue	30.1	36.3	20.6%
Selling and marketing expenses	129.1	136.7	5.9%
Research and development expenses	49.6	53.7	8.3%
General and administrative expenses	50.8	48.2	(5.1)%
Amortization of intangible assets	3.4	8.7	155.9%
Severance, exit costs and related charges	1.9	1.5	(21.1)%
Total operating expenses	329.3	361.2	9.7%
Operating income	91.4	105.5	15.4%
Other income, net	19.7	3.2	(83.8)%
Earnings before income taxes	111.1	108.7	(2.2)%
Provision for income taxes	33.7	38.9	15.4%
Net earnings	$77.4	$69.8	(9.8)%

Diluted earnings per share	$0.38	$0.36	(5.3)%

Shares used in computing diluted earnings per share	202.0	192.4	(4.8)%

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS

(Unaudited)

			Incr/(Decr)
	Six Months Ended September 30,		Percentage
	2007	2008	Change

	(In millions, except
	per share data)

Revenue:
License	$276.8	$324.9	17.4%
Maintenance	476.7	509.8	6.9%
Professional services	52.2	69.5	33.1%
Total revenue	805.7	904.2	12.2%

Cost of license revenue	47.9	57.1	19.2%
Cost of maintenance revenue	81.6	87.1	6.7%
Cost of professional services revenue	57.6	71.5	24.1%
Selling and marketing expenses	257.0	277.1	7.8%
Research and development expenses	95.2	115.5	21.3%
General and administrative expenses	101.5	101.7	0.2%
Amortization of intangible assets	6.4	17.2	168.8%
In-process research and development	2.2	50.3	nm
Severance, exit costs and related charges	3.7	7.9	113.5%
Total operating expenses	653.1	785.4	20.3%
Operating income	152.6	118.8	(22.1)%
Other income, net	40.3	11.3	(72.0)%
Earnings before income taxes	192.9	130.1	(32.6)%
Provision for income taxes	60.3	59.1	(2.0)%
Net earnings	$132.6	$71.0	(46.5)%

Diluted earnings per share	$0.65	$0.37	(43.1)%

Shares used in computing diluted earnings per share	203.4	193.0	(5.1)%

BMC SOFTWARE, INC.
BALANCE SHEETS

	(Unaudited)			(Audited)	(Unaudited)
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2007	2007	2007	2008	2008	2008

Current assets:
Cash and cash equivalents	$1,141.6	$1,062.5	$1,013.2	$1,288.3	$986.5	$810.3	(a)
Investments	238.8	275.2	244.4	62.2	-	115.3	(a)
Trade accounts receivable, net	129.1	152.7	211.6	208.0	162.6	180.7
Trade finance receivables, net	102.3	65.5	75.0	88.8	82.7	90.8
Other current assets	178.1	162.4	162.4	155.3	181.1	145.6
Total current assets	1,789.9	1,718.3	1,706.6	1,802.6	1,412.9	1,342.7

Property and equipment, net	93.8	92.6	97.7	99.8	100.3	106.2
Software development costs, net	106.9	112.1	113.2	113.4	111.2	112.0
Long-term investments	186.3	141.3	107.9	124.7	87.0	83.6	(a)
Long-term trade finance receivables, net	91.2	51.0	62.8	56.4	54.5	71.6
Goodwill and intangible assets, net	749.7	810.3	826.7	803.3	1,588.7	1,560.6
Other long-term assets	224.2	221.9	233.2	345.3	256.0	352.9

Total assets	$3,242.0	$3,147.5	$3,148.1	$3,345.5	$3,610.6	$3,629.6

Current liabilities:
Trade accounts payable	24.4	30.6	26.6	43.8	45.1	47.3
Finance payables	3.2	9.9	26.3	4.3	9.1	15.8
Accrued liabilities	245.2	260.1	270.0	313.7	247.1	336.8
Deferred revenue	900.3	864.5	867.7	926.8	975.0	927.5
Total current liabilities	1,173.1	1,165.1	1,190.6	1,288.6	1,276.3	1,327.4

Long-term deferred revenue	881.9	837.5	827.0	852.6	846.5	834.8
Long-term debt	9.2	7.1	8.9	9.2	306.4	311.1
Other long-term liabilities	137.7	156.6	166.5	200.6	204.9	197.5
Total long-term liabilities	1,028.8	1,001.2	1,002.4	1,062.4	1,357.8	1,343.4

Total stockholders' equity	1,040.1	981.2	955.1	994.5	976.5	958.8

Total liabilities and stockholders' equity	$3,242.0	$3,147.5	$3,148.1	$3,345.5	$3,610.6	$3,629.6

(a) Total cash and investments	$1,566.7	$1,479.0	$1,365.5	$1,475.2	$1,073.5	$1,009.2

BMC SOFTWARE, INC.
STATEMENTS OF CASH FLOWS

(Unaudited)

Quarter Ended September 30,			Six Months Ended September 30,
2007	2008		2007	2008

(In millions)			(In millions)
		Cash flows from operating activities:
$77.4	$69.8	Net earnings	$132.6	$71.0
		Adjustments to reconcile net earnings to net cash provided by operating activities:
37.2	45.5	Depreciation and amortization	72.8	90.3
16.5	20.9	Share-based compensation expense	31.7	43.3
-	-	In-process research and development	2.2	50.3
(1.2)	1.5	Other	(2.2)	0.3
		Changes in operating assets and liabilities, net of acquisitions:
77.2	(19.2)	Trade finance receivables	138.1	(11.2)
6.3	0.4	Finance payables	(29.5)	5.2
(80.5)	(59.1)	Deferred revenue	(29.0)	(24.7)
21.0	15.5	Other operating assets and liabilities	2.2	2.1
153.9	75.3	Net cash provided by operating activities	318.9	226.6

		Cash flows from investing activities:
(53.8)	0.4	Cash paid for acquisitions, net of cash acquired	(92.4)	(783.7)
(100.2)	(120.0)	Purchases of investments	(205.7)	(122.2)
111.7	6.0	Proceeds from maturities / sales of investments	415.0	107.2
(12.1)	(8.5)	Purchases of property and equipment	(19.0)	(16.8)
(20.4)	(15.1)	Capitalization of software development costs	(38.4)	(26.8)
1.9	(0.1)	Other investing activities	2.3	(0.2)
(72.9)	(137.3)	Net cash provided by (used in) investing activities	61.8	(842.5)

		Cash flows from financing activities:
(1.5)	(3.4)	Payments on debt and capital leases	(3.1)	(6.0)
27.5	12.1	Proceeds from stock options exercised and other	59.1	62.5
-	-	Proceeds from issuance of long-term debt, net of debt issuance costs	-	295.6
4.6	1.1	Excess tax benefit from share-based compensation	11.9	21.0
(200.0)	(100.0)	Treasury stock acquired	(283.4)	(200.0)
-	(0.3)	Repurchases of stock to satisfy employee tax withholding obligations	-	(16.1)
(169.4)	(90.5)	Net cash provided by (used in) financing activities	(215.5)	157.0

9.3	(23.7)	Effect of exchange rate changes on cash and cash equivalents	13.8	(19.1)
(79.1)	(176.2)	Net change in cash and cash equivalents	179.0	(478.0)
1,141.6	986.5	Cash and cash equivalents, beginning of period	883.5	1,288.3
$1,062.5	$810.3	Cash and cash equivalents, end of period	$1,062.5	$810.3

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2007	2008	2007	2008

GAAP operating expenses	$329.3	$361.2	$653.1	$785.4

Severance, exit costs and related charges	(1.9)	(1.5)	(3.7)	(7.9)

Amortization of intangible assets	(9.1)	(20.7)	(17.8)	(39.2)

Share-based compensation	(16.5)	(20.9)	(31.7)	(43.3)

In-process research and development	-	-	(2.2)	(50.3)

Non-GAAP operating expenses	$301.8	$318.1	$597.7	$644.7

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2007	2008	2007	2008

GAAP operating income	$91.4	$105.5	$152.6	$118.8

Severance, exit costs and related charges	1.9	1.5	3.7	7.9

Amortization of intangible assets	9.1	20.7	17.8	39.2

Share-based compensation	16.5	20.9	31.7	43.3

In-process research and development	-	-	2.2	50.3

Non-GAAP operating income	$118.9	$148.6	$208.0	$259.5

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended September 30,			Quarter Ended September 30,			Quarter Ended September 30,
	2007	2008		2007	2008		2007	2008

GAAP revenue:	$420.7	$466.7	GAAP operating income:	$91.4	$105.5	GAAP operating margin:	22%	23%

			Severance, exit costs and related charges	1.9	1.5

			Amortization of intangible assets	9.1	20.7

			Share-based compensation	16.5	20.9

GAAP revenue:	$420.7	$466.7	Non-GAAP operating income:	$118.9	$148.6	Non-GAAP operating margin:	28%	32%

	Six Months Ended September 30,			Six Months Ended September 30,			Six Months Ended September 30,
	2007	2008		2007	2008		2007	2008

GAAP revenue:	$805.7	$904.2	GAAP operating income:	$152.6	$118.8	GAAP operating margin:	19%	13%

			Severance, exit costs and related charges	3.7	7.9

			Amortization of intangible assets	17.8	39.2

			Share-based compensation	31.7	43.3

			In-process research and development	2.2	50.3

GAAP revenue:	$805.7	$904.2	Non-GAAP operating income:	$208.0	$259.5	Non-GAAP operating margin:	26%	29%

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2007	2008	2007	2008

GAAP net earnings	$77.4	$69.8	$132.6	$71.0

Severance, exit costs and related charges	1.9	1.5	3.7	7.9

Amortization of intangible assets	9.1	20.7	17.8	39.2

Share-based compensation	16.5	20.9	31.7	43.3

In-process research and development	-	-	2.2	50.3

Subtotal pretax reconciling items	27.5	43.1	55.4	140.7

Tax effect of reconciling items	(9.4)	(5.3)	(18.0)	(21.7)
Non-GAAP net earnings	$95.5	$107.6	$170.0	$190.0

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Earnings Per Share to Non-GAAP Earnings Per Share
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2007	2008	2007	2008

GAAP diluted earnings per share	$0.38	$0.36	$0.65	$0.37

Severance, exit costs and related charges	0.01	0.01	0.02	0.04

Amortization of intangible assets	0.05	0.11	0.09	0.20

Share-based compensation	0.08	0.11	0.16	0.22

In-process research and development	-	-	0.01	0.26

Subtotal pretax reconciling items	$0.14	$0.22	$0.27	$0.73

Tax effect of reconciling items	(0.05)	(0.03)	(0.09)	(0.11)
Non-GAAP diluted net earnings per share	$0.47	$0.56	$0.84	$0.98

Shares used in computing diluted earnings per share (in millions)	202.0	192.4	203.4	193.0

CONTACT:
BMC Software
Global Communications:
Mark Stouse, 832-715-0234
mark_stouse@bmc.com
or
Investor Relations:
Derrick Vializ, 832-367-3430
derrick_vializ@bmc.com